EXHIBIT 99.2

ENDO PHARMACEUTICALS HOLDINGS INC.

OFFER FOR ALL OUTSTANDING

7.00% SENIOR NOTES DUE 2020

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

7.00% SENIOR NOTES DUE 2020

AND THE RELATED SUBSIDIARY GUARANTEES

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

OFFER FOR ALL OUTSTANDING

7% SENIOR NOTES DUE 2019

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

7% SENIOR NOTES DUE 2019

AND THE RELATED SUBSIDIARY GUARANTEES

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED,

AND

OFFER FOR ALL OUTSTANDING

7¼% SENIOR NOTES DUE 2022

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

7¼% SENIOR NOTES DUE 2022

AND THE RELATED SUBSIDIARY GUARANTEES

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

                    , 2011

To our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2011 (the “Prospectus”), relating to the offer (the “Exchange Offer”) of Endo Pharmaceuticals Holdings Inc. (“Endo”) to exchange its 7.00% Senior Notes due 2020 and related subsidiary guarantees which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), (individually a “New 2020 Note” and collectively, the “New 2020 Notes”), for a like principal amount at maturity of Endo’s issued and outstanding 7.00% Senior Notes due 2020 and related subsidiary guarantees (individually an “Old 2020 Note” and collectively, the “Old 2020 Notes”), to exchange its 7% Senior Notes Due 2019 and related subsidiary guarantees which have been registered under the Securities Act (individually a “New 2019 Note” and collectively, the “New 2019 Notes”), for a like principal amount at maturity of Endo’s issued and outstanding 7% Senior Notes Due 2019 and related subsidiary guarantees (individually an “Old 2019 Note” and collectively, the “Old 2019 Notes”), and to exchange its 7¼% Senior Notes Due 2022 (individually a “New 2022 Note,” collectively, the “New 2022 Notes” and, collectively with the New 2020 Notes and the New 2019 Notes, the “New Notes”), for a like principal amount at maturity of Endo’s issued and outstanding 7¼% Senior Notes Due 2022 and related subsidiary guarantees (individually an “Old 2022 Note,” collectively, the “Old 2022 Notes” and, collectively with the Old 2020 Notes and the Old 2019 Notes, the “Old Notes”), each upon the terms and subject to the conditions described in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Old Notes by book-entry transfer of the Old Notes into the exchange agent’s account at The Depository Trust Company.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2011 unless extended by Endo. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the Prospectus) at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to Endo will be paid by Endo.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2011 unless extended by Endo.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Endo with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

Please tender the Old 2020 Notes held by you for my account as indicated below:

☐	Please tender the Old 2020 Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD 2020 NOTES

7.00% Senior Notes due 2020: $

☐	Please do not tender any Old 2020 Notes held by you for my account.

Dated: , 2011

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

Please tender the Old 2019 Notes held by you for my account as indicated below:

☐	Please tender the Old 2019 Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD 2019 NOTES

7% Senior Notes due 2019: $

☐	Please do not tender any Old 2019 Notes held by you for my account.

Dated: , 2011

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

3

Please tender the Old 2022 Notes held by you for my account as indicated below:

☐	Please tender the Old 2022 Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD 2022 NOTES

7¼% Senior Notes due 2022: $

☐	Please do not tender any Old 2022 Notes held by you for my account.

Dated: , 2011

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

4